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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): May 12, 1997



                         THE RANDERS GROUP INCORPORATED
         ______________________________________________________________
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
         ______________________________________________________________
                          (State or Other Jurisdiction
                               of Incorporation)



        0-18095                                            39-2788025
________________________                           ________________________
                                                        (IRS Employer
(Commission File Number)                            Identification Number)

   570 Seminole Road, Norton Shores, Michigan                 49444
____________________________________________________________________________
         (Address of Principal Executive Offices)           (Zip Code)


       Registrant's telephone number, including area code:(616) 733-0036


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                                                                     Page 2 of 4


Item 1. Changes in Control of Registrant
        --------------------------------

     On May 12, 1997, Thermo TerraTech Inc., a Delaware corporation ("Thermo TerraTech"), purchased a controlling interest in The Randers Group Incorporated (the "Issuer"). Thermo TerraTech purchased 7,100,000 shares of the Issuer's $0.0001 par value common stock (the "Common Stock") from certain members of the Issuer's management at a price of $0.625 per share of Common Stock, for an aggregate consideration of $4,437,500. Sales were as shown in the following table:


                     Seller Name                  Shares Sold
                     --------------------      ---------------

                     Thomas R. Eurich          1,859,494
                     Michael J. Krivitzky      1,875,084
                     Thomas J. McEnhill        2,015,755
                     Bruce M. Bourdon            467,667
                     First Venture Associates
                     Limited Partnership*        882,000
                                               ---------
                     TOTAL                     7,100,000
                                               =========

     ___________
     *A Michigan limited partnership, the general partner of which is Nelson Harbor, Inc., a Michigan corporation the shareholders of which are Thomas R. Eurich, Michael J. Krivitzky, Thomas J. McEnhill and Bruce M. Bourdon; and the limited partners of which are Thomas R. Eurich, Michael J. Krivitzky, Thomas J. McEnhill and Bruce M. Bourdon

     On May 12, 1997, Thermo TerraTech also acquired 420,000 shares of Common Stock from Thermo Power Corporation, a Massachusetts corporation ("Thermo Power"), at a price of $0.625 per share of Common Stock, for an aggregate consideration of $262,500. Thermo Electron Corporation, a Delaware corporation, owns 83.3% and 67.8% of the common stock of Thermo TerraTech and Thermo Power, respectively. The stock of Thermo Electron is publicly traded on the New York Stock Exchange. The principal business address of Thermo Electron, Thermo Power and Thermo TerraTech (the "Thermo Group") is 81 Wyman St., Waltham, Massachusetts 02254.

     It has been represented to the management of the Issuer that all funds used to purchase these 7,520,000 shares of Common Stock (the "Shares") came out of the working capital of Thermo Electron, Thermo Power and/or Thermo TerraTech, as the case may be, and that there were no borrowings in connection with such purchases.

     Following these transactions, Thermo TerraTech owns approximately 53.3% of the Issuer's outstanding Common Stock. In addition, Thermo Electron owns approximately 8.9% of the Issuer's Common Stock.

     Simultaneously with such transactions, the Issuer and Thermo TerraTech entered into a letter of intent to have Thermo TerraTech transfer its wholly owned engineering and consulting businesses, including the Killam group of companies, to the Issuer in exchange for newly issued shares of the Issuer's Common Stock. The exact price for these businesses is still under negotiation, but would

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                                                                     Page 3 of 4

not, in any event, be less than the book value of the transferred businesses as of the closing of the transfer. The number of new shares of the Issuer's Common Stock to be issued to Thermo TerraTech would equal the agreed price divided by $.625. The transfer is expected to be completed in approximately 90 days, and is subject to several conditions, including an opinion from an investment bank that the transaction is fair to the Issuer from a financial point of view, approval of the transaction by the Issuer's shareholders, and receipt of all required regulatory approvals, including continued listing of the Issuer's common stock on the American Stock Exchange following the transaction.

     The board of directors of the Issuer has named Emil C. Herkert, a Vice President of Thermo TerraTech and the President of Thermo TerraTech's wholly owned engineering and consulting business, as its Chief Executive Officer. Thermo TerraTech has reserved the right to cause changes in the capitalization and/or the present board of directors and/or management of the Issuer.

Item 7. Financial Statements and Exhibits
        ---------------------------------

     (i) Amendment No. 3 to Schedule 13D respecting The Randers Group Incorporated filed on May 12, 1997, by Thermo Electron Corporation, Thermo Power Corporation and Thermo TerraTech Inc., is incorporated herein by reference.

     (ii) Press release of The Randers Group Incorporated, dated May 13,
          1997.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                THE RANDERS GROUP INCORPORATED


Dated:  May 13, 1997                            BY: /s/ Thomas R. Eurich
                                                    --------------------------
                                                           President